UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On September 5, 2018, Misonix, Inc. (the “Company”) issued a press release announcing financial results of its fourth fiscal quarter and fiscal year ended June 30, 2018. The sales performance supplemental data table in that release included a classification error between international consumables and equipment revenue for the three and twelve months ended June 30, 2018. Total, domestic and international revenue was reported correctly in all periods. A corrected table is shown below.

Sales Performance Supplemental Data

	For the Quarter Ended June 30,		Net Change		For the Year Ended June 30,		Net Change
	2018	2017	$	%	2018	2017	$	%
Total
Consumables	$6,155,886	$5,594,142	$561,744	10.0%	$23,560,424	$20,328,676	$3,231,748	15.9%
Equipment	2,480,240	2,296,053	184,187	8.0%	9,034,203	6,941,287	2,092,916	30.2%
License	—	—	—	—	4,010,000	—	4,010,000	100.0%
Total	$8,636,126	$7,890,195	$745,931	9.5%	$36,604,628	$27,269,963	$9,334,665	34.2%

Domestic
Consumables	$4,636,527	$3,967,274	$669,253	16.9%	$17,699,698	$14,866,772	$2,832,926	19.1%
Equipment	349,043	474,394	(125,351)	-26.4%	2,269,467	1,593,999	675,468	42.4%
Total	$4,985,570	$4,441,668	$543,902	12.2%	$19,969,165	$16,460,771	$3,508,394	21.3%

International
Consumables	$1,519,358	$1,626,868	$(107,510)	-6.6%	$5,860,726	$5,461,904	$398,822	7.3%
Equipment	2,131,197	1,821,659	309,538	17.0%	6,764,736	5,347,288	1,417,448	26.5%
Total	$3,650,555	$3,448,527	$202,028	5.9%	$12,625,462	$10,809,192	$1,816,270	16.8%

License	$—	$—	$—	$—	$4,010,000	$—	$4,010,000	100.0%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: September 6, 2018	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Chief Financial Officer

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